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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

             CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
              (DATE OF EARLIEST EVENT REPORTED): DECEMBER 12, 2000


                          ARONEX PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                0-20111                              76-0196535

    (STATE OR OTHER JURISDICTION OF            (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                          8707 TECHNOLOGY FOREST PLACE
                         THE WOODLANDS, TEXAS 77381-1191

                              (ADDRESS OF PRINCIPAL
                                EXECUTIVE OFFICES
                                  AND ZIP CODE)

                                 (281) 367-1666

                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)








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ITEM 5. OTHER EVENTS

         On December 18, 2000, Aronex Pharmaceuticals, Inc. (the "Company") publicly disseminated a press release announcing that the Company had entered into a license agreement with Sumitomo Pharmaceuticals Co., Ltd. ("Sumitomo") in settlement of Sumitomo's litigation with Aronex as previously disclosed in the Company's reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

         The foregoing description is qualified in its entirety by reference to the following documents, each of which is incorporated herein by reference: (i) the License Agreement, dated as of December 12, 2000, by and between the Company and Sumitomo, a copy of which is attached hereto as Exhibit 10.1, and (ii) the Company's press release dated December 18, 2000, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.  EXHIBITS

+        Exhibit 10.1  --  License Agreement, dated as of December 12, 2000, by and between the Company and Sumitomo Pharmaceuticals
                           Co., Ltd.

         Exhibit 99.1  --  The Company's Press Release dated December 18, 2000.

+ Confidential treatment has been requested for portions of the referenced agreement. The copy filed as an exhibit omits the information subject to the confidentiality request.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   ARONEX PHARMACEUTICALS, INC.

Date: December 19, 2000

                                                   By:   /s/ Terance A. Murnane
                                                      --------------------------
                                                         Terance A. Murnane
                                                         Controller





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                                 EXHIBIT INDEX

EXHIBIT
INDEX                             DESCRIPTION
-----                             -----------

+10.1  --  License Agreement, dated as of December 12, 2000, by and between the
           Company and Sumitomo Pharmaceuticals Co., Ltd.

 99.1  --  The Company's Press Release dated December 18, 2000.

+ Confidential treatment has been requested for portions of the referenced agreement. The copy filed as an exhibit omits the information subject to the confidentiality request.